UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2007
Date of Report (Date of earliest event reported)

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NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

_____________
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

See Item 5.02 for a description of the options to purchase shares of the Company’s common stock issued to Mr. Rush in connection with his employment with the Company. The information set forth in Item 5.02 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, the North American Scientific, Inc. (the “Company”) Board of Directors announced the appointment of John B. Rush as President and Chief Executive Officer.  Mr. Rush’s appointment will become effective upon commencement of his employment with the Company, which is expected to be on or about April 23, 2007 (the “Effective Date”).

Mr. Rush, 48, has served since 2002 as President and Chief Executive Officer of Sanarus Medical, a leading developer of minimally invasive medical devices for diagnosing and treating breast disease. Prior to joining Sanarus, Mr. Rush was President and Chief Executive Officer of Micro Therapeutics, Inc. (now owned by ev3, Inc.), a publicly traded medical device company focused on the treatment of cerebral and peripheral vascular disorders worldwide. Mr. Rush has over twenty-four years of experience in the medical device sector, with a background in sales, marketing and management at such companies as Scimed Life Systems/Boston Scientific and Cilco/CooperVision/Alcon Surgical.

On the Effective Date, L. Michael Cutrer, the Company’s founder, current President and Chief Executive Officer, will transition from the position of President and Chief Executive Officer to become the Company’s Executive Vice President and Chief Technology Officer.

Employment Agreement

On March 22, 2007, the Company entered into an employment agreement with Mr. Rush. The employment agreement, which will become effective on the Effective Date, provides that Mr. Rush will be employed on an at-will basis until either party gives notice of termination. The employment agreement further provides for (i) an initial base salary of $350,000 and (ii) an annual cash bonus, if any, based upon performance goals approved by the Board of Directors or the Compensation Committee of the Board of Directors in an amount, not to exceed 60% of his base salary, to be determined by the Compensation Committee. For the period beginning on the Effective Date and ending the last day of the Company’s fiscal year, October 31, 2007, Mr. Rush will receive a guaranteed, minimum, pro-rated bonus of 30% of his base salary.

The Company will also grant stock options to Mr. Rush with respect to 1,800,000 shares of our common stock on the Effective Date. The stock options will have an exercise price equal to the fair market value per share of the Company’s common stock on the grant date. In addition, in the event that within 24 months of the Effective Date of the employment agreement, the Company issues additional shares of stock in connection with raising capital in a private placement transaction, the Company is required to grant options to Mr. Rush to acquire an additional number of shares of common stock equal to 3% of the number of shares issued in connection with such transaction (the “Additional Shares”).

The stock options (other than the options relating to the Additional Shares) will be granted in tandem with stock appreciation rights (SARs), which will remain outstanding until such time as the authorized shares of the Company have increased to at least 60,000,000 shares. Under the SARs, if a stock option is exercised prior to the time that the authorized shares have reached this level, the Company, in its sole discretion, may elect to settle the exercise in cash or in shares. Once the authorized shares have reached this level, any remaining SARs and the Company’s ability to elect to settle an exercise in cash will lapse. The options and tandem SARs were issued in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

All of the options have a term of ten years and vest monthly over a four-year period. Each option remains exercisable until the earlier of the expiration of the term of the option or (i) three months following Mr. Rush’s date of termination in the case of termination for reasons other than “cause”, death or disability or (ii) 12 months following Mr. Rush’s date of termination in the case of termination on account of death or disability. In the event that Mr. Rush is terminated for “cause”, all outstanding options, whether vested or not, will immediately lapse.

In the event (a) Mr. Rush’s employment is terminated by the Company at any time after the Effective Date for any reason other than Mr. Rush’s death, disability or “cause” or (b) Mr. Rush resigns for a “good reason”, Mr. Rush will receive his base salary in effect on the date of termination for a period ending 12 months following the date of termination.

In the event of a “control termination”, Mr. Rush will be entitled to receive his base salary in effect on the date of termination and group health benefits for a period ending 12 months following the date of termination and, in addition, Mr. Rush will, as of the date of the control termination, become fully vested in any unvested options previously granted to him.

In the event that any amount payable upon Mr. Rush’s termination would be determined to be “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company may delay payment for six months, in order to comply with Section 409A of the Code.

The employment agreement defines “cause” to include: (a) gross negligence or willful misconduct in the performance of Mr. Rush’s duties; (b) willful, material and repeated breach by Mr. Rush of any of his material obligations which remains uncured after the lapse of 15 days following the date that the Company has given Mr. Rush written notice thereof; (c) any act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company; (d) the violation of any federal, state or local law or any act of moral turpitude which has a material adverse impact on the business, reputation or operation of the Company or on Mr. Rush’s ability to perform his duties under the employment agreement; (e) intentional infliction of any damage of a material nature to the business or any property of the Company; or (f) the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance, which the Board reasonably determines has a material adverse impact on Mr. Rush’s ability to serve in his capacity as an officer or employee of the Company. The employment agreement defines “good reason” to include: (a) an unwarranted material diminution by the Company in Mr. Rush’s position or responsibilities without Mr. Rush’s consent, or (b) a reduction in Mr. Rush’s base salary, provided that within 30 days of any such alleged diminution or reduction, Mr. Rush provides the Company with written notice of the basis for his claim that he has “good reason” to terminate his employment and a period of at least 15 days to cure.

The employment agreement also provides that the Company will make a tax gross-up payment to Mr. Rush in the event that payments to Mr. Rush on account of a change in control constitute an excess parachute payment subject to an excise tax under Section 4999 of the Code. Similarly, the Company will make a tax gross-up payment to Mr. Rush for any excise tax in the event that amounts or benefits payable to Mr. Rush are determined to be subject to the excise tax on nonqualified deferred compensation under Section 409A of the Code.

The employment agreement also subjects Mr. Rush to certain proprietary information obligations and a one year non-solicitation provision.

On March 26, 2007, the Company filed preliminary copies of a consent solicitation statement with the Securities and Exchange Commission containing information about a proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock and a proposal to ratify a grant of certain stock options to Mr. Rush pursuant to his employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: March 26, 2007	By:	/s/ L. Michael Cutrer
Name: L. Michael Cutrer
Title: President and Chief Executive Officer